                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 7, 1997 relating to the consolidated financial statements of Anchor National Life Insurance Company, which appear in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



PricewaterhouseCoopers LLP
Los Angeles, California
July 14, 1998